Exhibit 99.2

Contacts:
	James Eccher	Patrick J. Roe
	President and CEO	President and COO
	Old Second National Bank	Heritage Bank
	630.330.2365	815.361.6415

FOR IMMEDIATE RELEASE

OLD SECOND BANCORP, INC. TO ACQUIRE HERITAGEBANC, INC.

Aurora, Illinois (November 6, 2007) – Old Second Bancorp, Inc. (Nasdaq: OSBC) and HeritageBanc, Inc. today announced an agreement to merge HeritageBanc, Inc. into Old Second Bancorp, Inc., and to merge Heritage Bank, Heritage’s bank subsidiary, into Old Second National Bank, adding $350 million dollars in assets and 5 branches, creating a pro forma 35-branch bank with more than $3 billion in assets.

“This transaction provides us with the platform to expand our franchise into the desirable, higher-growth markets of the south Chicago suburbs. It also allows us to fill in our footprint surrounding the Chicago metropolitan area,” said William B. Skoglund, Chairman, President and Chief Executive Officer of Old Second Bancorp, Inc. “With our similar relationship-focused banking strategies, we’ll also have the opportunity to provide Heritage’s loyal customers with the wealth management services, and expanded mortgage, treasury and retail services that Old Second is able to offer.”

John Ladowicz, Chairman and Chief Executive Officer of Heritage, will join Old Second Bancorp’s board of directors and Patrick Roe, President and Chief Operating Officer of Heritage, will join Old Second Bank as Senior Vice President - Regional Manager overseeing Heritage’s market region. “The addition of talented and service-oriented commercial bankers is another clear benefit of this transaction. Heritage’s management team and board have built and run a strong organization with a solid record of asset quality and client service, and Pat Roe, President of Heritage Bank, looks forward to leading his team of bankers as they join forces with Old Second. We have further solidified these relationships by entering into retention arrangements with the executive management team of Heritage through Old Second’s long term incentive compensation plans,” Skoglund added.

“Our team is thrilled to merge with such a reputable and community-focused institution,” Ladowicz said on behalf of Heritage. “Along with an unwavering commitment to the communities it serves, Old Second has a rich history of providing unequalled client care and solutions, and returns for its shareholders. This partnership will enable us to provide a multitude of new products and services to our clients, while contributing to the strength and vitality of the communities Heritage serves,” he concluded.

The $86 million purchase of HeritageBanc, Inc. will include common shares of Old Second Bancorp and cash. Heritage shareholders may elect to exchange each share held for either cash, or shares of Old Second Bancorp, equating to approximately $10,333 per share, based upon Heritage’s outstanding 8,323 shares. Elections may be subject to pro-ration if the results of aggregate elections differ from the prescribed cash-stock split of 50%/50%. The exchange ratio of Old Second shares for Heritage shares will be calculated based upon the volume-weighted average price of Old Second Bancorp’s common shares over the 30 trading day period ending on the third trading day before closing, subject to certain limitations described in the definitive agreement. Based upon the volume-weighted average price of Old Second Bancorp’s common shares over the 30-trading day period ending on November 2, 2007 of $28.81, approximately 1.49 million common shares of Old Second Bancorp would be issued in the merger. The transaction is expected to close either late in the first quarter or early in the second quarter of 2008, pending approval by applicable regulatory agencies and the Heritage shareholders.

Heritage engaged Stifel, Nicolaus & Company, Inc as its sole financial advisor, with Paul O’Connor serving as lead banker and Barack Ferrazzano Kirschbaum & Nagelberg LLP. Old Second engaged Howe Barnes Hoefer & Arnett, Inc. as its sole financial advisor, with Tom Lynch serving as lead banker and Quarles & Brady LLP.

Conference Call

William B. Skoglund, Chairman, President and Chief Executive Officer, and J. Douglas Cheatham, Senior Vice President and Chief Financial Officer, of Old Second Bancorp, Inc. will discuss details of the pending transaction on a conference call Tuesday, November 6, 2007, at 11:30 a.m., Eastern, 10:30 a.m. Central, time.

Interested parties wishing to participate in the interactive portion of the call can dial in at 866-216-6835, using a conference access number of 466913. Please dial in 3-5 minutes prior to the conference start time and enter your access code, followed by the pound (#) sign. Your line will be placed on hold until the conference starts.

About Old Second Bancorp, Inc.

Old Second Bancorp is a financial services company headquartered in Aurora, Illinois, with total assets of approximately $2.6 billion. Old Second Bancorp provides a wide range of retail and commercial lending services, personal and corporate trust services, residential mortgage origination and securities and insurance brokerage activities throughout the greater Chicago metropolitan area.

The company’s principal operating subsidiary, Old Second National Bank, provides community and commercial banking services to individuals and businesses through a series of 30 branches located in Kane, Kendall, DeKalb, DuPage, LaSalle and Will counties in Illinois. For more information, please visit www.oldsecond.com.

About HeritageBanc, Inc.

Heritage is a bank holding company operating from Chicago’s south suburbs. Its principal operating subsidiary, Heritage Bank, was founded in 1958 and has built a reputation on superior customer service by continually striving to exceed customer expectations. On December 29, 1995, Heritage’s employee stock ownership plan acquired 50.01% of Heritage. Today, Heritage Bank operates five branches in Cook and Will counties in Illinois, with total assets in excess of approximately $350 million. For more information, please visit www.heritagebanc.com.

Additional Information and Where to Find It

Old Second intends to file with the Securities and Exchange Commission a registration statement on Form S-4, and Heritage expects to mail a proxy statement/prospectus to its shareholders, containing information about the transaction. Investors and shareholders are urged to read the proxy statement/prospectus and other relevant materials when they become available because they will contain important information about Old Second, Heritage and the proposed merger. In addition to the registration statement to be filed by Old Second and the proxy statement/prospectus to be mailed to the shareholders of Heritage, Old Second files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Investors and security holders may obtain a free copy of the proxy statement/prospectus and other relevant documents (when they become available) and any other documents filed with the Securities and Exchange Commission at its website at www.sec.gov. The documents filed by Old Second may also be obtained free of charge by requesting them in writing at Old Second at 37 South River Street, Aurora, Illinois 60506; Attention: Robin Hodgson, Vice President/Corporate Secretary, or by telephone at (630) 906-5480 or on Old Second’s website at www.oldsecond.com.

Participants in the Solicitation

Old Second, Heritage and their respective officers and directors may be deemed to be participants in the solicitations of proxies from the shareholders of Heritage with respect to the transactions contemplated by the proposed merger. Information regarding Old Second’s officers and directors is included in its proxy statement for its 2007 annual meeting of stockholders filed with the Securities and Exchange Commission on March 15, 2007. A description of the interests of the directors and executive officers of Old Second and Heritage in the merger will be set forth in proxy statement/prospectus and other relevant documents filed with the Securities and Exchange Commission when they become available.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. These include statements as to the benefits of the merger, including future financial and operating results, cost savings, enhanced revenues and the accretion/dilution to reported earnings that may be realized from the merger as well as other statements of expectations regarding the merger and any other statements regarding future results or expectations. Each of Old Second and Heritage intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and is including this statement for purposes of these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of each of Old Second and Heritage, are generally identified by the use of words such as “believe,” “expect,” “intend,” “anticipate,” “estimate,” or “project” or similar expressions. The companies’ respective ability to predict results, or the actual effect of future plans or strategies, is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of each of Old Second and Heritage and their respective subsidiaries include, but are not limited to: the risk that the businesses of Old Second and Heritage in connection with the merger will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; expected revenue synergies and cost savings from the merger may not be fully realized or realized within the expected time frame; revenues following the merger may be lower than expected; customer and employee relationships and business operations may be disrupted by the merger; the ability to obtain required governmental and stockholder approvals, and the ability to complete the merger on the expected timeframe; changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury and the Federal Reserve Board; the quality and composition of the loan or securities portfolios; demand for loan products; deposit flows; competition; demand for financial services in the companies’ respective market areas; their implementation of new technologies; their ability to develop and maintain secure and reliable electronic systems; and accounting principles, policies, and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.